     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 31, 1995. REGISTRATION NO. 33-_________
________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ACUSON CORPORATION
            (Exact name of registrant as specified in its charter)

          DELAWARE                                    94-2784998
(State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                 Identification No.)

1220 CHARLESTON ROAD, MOUNTAIN VIEW, CA                94039-7393
(Address of Principal Executive Offices)               (Zip Code)

                 ACUSON CORPORATION 1995 STOCK INCENTIVE PLAN
                           (Full title of the plan)

                              CHARLES H. DEARBORN
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              ACUSON CORPORATION
              1220 CHARLESTON ROAD, MOUNTAIN VIEW, CA 94039-7393
                    (Name and address of agent for service)

                                 415-969-9112
                    (Telephone number, including area code,
                             of agent for service)
                         _____________________________

                        Calculation of Registration Fee

- ---------------------------------------------------------------------
                             Proposed       Proposed
Title of        Number       Maximum        Maximum      Amount of
Securities      of shares    Offering       Aggregate    Regis-
to be           to be        Price Per      Offering     tration
Registered      Registered   Share          Price        Fee
- ---------------------------------------------------------------------
Common Stock    3,500,000    $*11.125       $38,937,500  $**13,426.72
- ---------------------------------------------------------------------

* Estimate based on the average of the high and low sales prices of Acuson Common Stock on May 25, 1995, on the
    New York Stock Exchange.

** Calculated pursuant to paragraphs (h)(1) and (c) of SEC Rule 457.

                                    Part II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents are incorporated by reference herein:

        (a) The Company's annual report on Form 10-K for the fiscal year ended December 31, 1994, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (b) All other reports filed by the Company since December 31, 1994 with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act.

        (c) The description of Acuson Common Stock contained in a registration statement filed with the Securities and Exchange Commission under the Exchange Act, including any amendments and reports filed for the purpose of updating such description.

        (d) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Charles H. Dearborn, who has rendered an opinion as to the validity of the shares offered hereby, is Vice President, General Counsel and Secretary of the Company. As of May 25, 1995, Mr. Dearborn owned 257 shares, and had options to purchase 120,851 shares, of the Company's common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company, a Delaware corporation, is empowered by Section 145 of the Delaware General Corporation Law (the "DGCL"), subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in the defense of any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director or officer of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

        The Company's Bylaws provide that the Company shall indemnify its directors and executive officers, and may indemnify its other officers, employees and other agents, to the full extent permitted by law. The Bylaws also provide that the Company shall, subject to certain limitations, advance all expenses incurred by its directors and executive officers prior to the final disposition of any proceeding for which indemnification may be available. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence by such directors, executive officers, other employees and agents, and requires the Company to advance litigation expenses in the case of stockholder derivative or other actions against an undertaking by the indemnitee to repay such advances if it is ultimately determined that the indemnitee is not entitled to indemnification.

        The Company is also empowered by Section 102(b) of the DGCL to include a provision in its certificate of incorporation to limit a director's liability to the Company or its stockholders for monetary damages for breaches of fiduciary duty as a director. Article VII of the Restated Certificate of Incorporation of the Company provides that the personal liability of the directors of the Company is eliminated to the fullest extent permitted by the DGCL.

        The Company presently maintains directors and officers liability insurance coverage.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

                                 Exhibit Index
                                 -------------

Exh. No.      Description
- --------      -----------

 (4)(a)       Restated Certificate of Incorporation, as amended.  Filed as
              Exhibit 3.8 to the Company's Registration Statement on Form S-1, as amended (File No. 33-7838) and incorporated herein by reference.

    (b) Bylaws. Filed as Exhibit 3.9 to the Company's Registration Statement on Form S-1, as amended (File No. 33-7838) and incorporated herein by reference.

    (c)       Acuson Corporation 1995 Stock Incentive Plan.

 (5) Opinion of Charles H. Dearborn, Vice President, General Counsel and Secretary.

(23)(a)       Consent of Arthur Andersen LLP.

    (b)       Consent of Charles H. Dearborn (included in Exhibit 5).

(24) Manually executed Powers of Attorney (located on signature pages hereof).

ITEM 9. UNDERTAKINGS.

        The Company hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (b) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each post-effective amendment referred to in undertaking (a) above shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        (d) That, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (e) That, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California on May 31, 1995.

                                     ACUSON CORPORATION



                                     By: /s/ Samuel H. Maslak
                                         ------------------------
                                         Samuel H. Maslak
                                         President and Chief
                                         Executive Officer


                  POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

        KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned persons hereby constitutes and appoints Charles H. Dearborn, Stephen T. Johnson and Robert J. Gallagher, and each of them, whether acting individually or jointly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do and cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                    Title                 Date
- --------------------------  ------------------------  --------------


/s/ Samuel H. Maslak        President, Chief Executive  May 31, 1995
- ------------------------
  Samuel H. Maslak          Officer and Director


/s/ Stephen T. Johnson      Vice President, Chief       May 31, 1995
- ------------------------    Financial Officer
  Stephen T. Johnson        and Treasurer
                            (principal financial
                            and accounting officer)


/s/ Robert J. Gallagher     Director                    May 31, 1995
- ------------------------
  Robert J. Gallagher


/s/ Royce Diener            Director                    May 31, 1995
- ------------------------
  Royce Diener


/s/ Albert L. Greene        Director                    May 31, 1995
- ------------------------
  Albert L. Greene


/s/ Karl H. Johannsmeier    Director                    May 31, 1995
- ------------------------
  Karl H. Johannsmeier


/s/ Alan C. Mendelson       Director                    May 31, 1995
- ------------------------
  Alan C. Mendelson